UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) – May 13, 2003

Platinum Underwriters Holdings, Ltd.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation or organization)	001-31341 (Commission File Number)	Not Applicable (IRS Employer Identification No.)

The Belvedere Building, 69 Pitts Bay Road, Pembroke, Bermuda (Address of principal executive offices)	HM08 (Zip Code)

(441) 295-7195
(Registrant’s telephone number, including area code)

N/A
(Former name or address, if changed since last report)

Item 5. Other Events.
Item 7. Financial Statements and Exhibits.
Item 9. Regulation FD Disclosure.
SIGNATURE
Exhibit Index
PRESS RELEASE
SEPARATION AND CONSULTING AGREEMENT
NONQUALIFIED SHARE OPTION AGREEMENT
PRESS RELEASE
FINANCIAL SUPPLEMENT

Item 5. Other Events.

     On May 13, 2003, Platinum Underwriters Holdings, Ltd. (the “Company”) issued a press release announcing the appointment of Gregory E.A. Morrison as President and Chief Executive Officer, effective June 1, 2003. Mr. Morrison has also been named President and Chief Executive Officer of Platinum Underwriters Bermuda, Ltd. Mr. Morrison replaces Jerome T. Fadden.

     The Company also announced (i) that Neil A. Currie has been appointed to the Company’s Board of Directors and (ii) that its Board of Directors has declared a quarterly dividend of $0.08 per common share, payable June 30, 2003 to shareholders of record on June 2, 2003. A copy of the press release is attached hereto as Exhibit 99.1. Copies of the Separation and Consulting Agreement and Nonqualified Share Option Agreement each entered into between the Company and Jerome T. Fadden are attached hereto as Exhibits 99.2 and 99.3 respectively.

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1 Press release dated May 13, 2003.

Exhibit 99.2 Separation and Consulting Agreement.

Exhibit 99.3 Nonqualified Share Option Agreement.

Exhibit 99.4 Press release dated May 13, 2003.

Exhibit 99.5 Financial Supplement.

Item 9. Regulation FD Disclosure.

     The following information (including Exhibits 99.4 and 99.5 hereto) is being furnished pursuant to Item 9 and Item 12 of Form 8-K and is being presented under Item 9 of Form 8-K in accordance with the interim guidance issued by the Securities and Exchange Commission in Release Nos. 33-8216 and 34-47583. This information is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not otherwise subject to the liabilities of that section and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

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     On May 13, 2003 Platinum Underwriters Holdings, Ltd. issued a press release reporting its financial results as of and for the quarter ended March 31, 2003. A copy of the press release, as well as a financial supplement, are attached hereto as Exhibits 99.4 and 99.5 respectively.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Platinum Underwriters Holdings, Ltd. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLATINUM UNDERWRITERS HOLDINGS, LTD.

	By:	/s/ William A. Robbie

William A. Robbie Executive Vice President and Chief Financial Officer
Date: May 13, 2003

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Exhibit Index

Exhibit
Number	Description

99.1	Press release dated May 13, 2003.
99.2	Separation and Consulting Agreement.
99.3	Nonqualified Share Option Agreement.
99.4	Press release dated May 13, 2003.
99.5	Financial Supplement.